UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Affymetrix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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Talking Points for Sales, Support, & Service Teams

Regarding Thermo Fisher Acquisition

(Affymetrix confidential. For internal use only.)

Those of you who routinely interact with customers can use these talking points in your customer conversations. These are not designed to be given to customers, but rather to assist you in answering their questions. Please remember that until the transaction closes, Affymetrix and Thermo Fisher are operating as separate companies. Direct communication with Thermo Fisher employees regarding business and marketing plans, customer information, pricing and other sensitive information is strictly prohibited. Please stay focused on your Q1 and Q2 business goals to ensure that we meet our commitments.

Transaction Details:

•	On January 8, 2016 the Affymetrix Board of Directors approved a transaction to combine with Thermo Fisher Scientific, the world leader in serving science, for $14 per share or approximately $1.3 billion.

•	Thermo Fisher is committed to its mission of enabling customers to make the world healthier, cleaner and safer. It is well known for leading-edge technology and for applying that technology to meet the challenges of more than 400,000 customers around the globe.

•	We believe that this transaction will bring exciting opportunities for our customers and employees.

•	Together, we will be a leader in biosciences and genetic analysis. We believe that bringing together our two companies’ highly complementary technologies and solutions will strengthen our ability to help you accelerate innovation and increase productivity.

•	In addition, we will be able to leverage Thermo Fisher’s deep relationships, particularly in biopharma, as well as its global scale and infrastructure to help us to significantly expand the commercial and geographic reach of our products.

•	The transaction is expected to close by the end of the second quarter of 2016. Until then, both Thermo Fisher and Affymetrix will continue to operate as separate companies, and it is business as usual in our dealings with all of our customers.

•	Thermo Fisher has a strong track record of growth and new product development based on a combination of acquisitions and internal development. We expect a smooth integration once the transaction is completed.

•	It is important to note that upon the transaction’s close, all existing quotes and contracts will continue to be honored in accordance with their terms. Your company contact will remain the same and you can expect the same innovative products and quality service that you have come to rely on from Affymetrix.

•	Our focus continues to be on improving how we serve you, enabling you to perform your vital work more quickly, efficiently and cost-effectively.

•	You have been, and remain, a valued and important customer. We greatly appreciate your confidence and support and look forward to continuing to serve you.

As always, if you have any questions, please feel free to call your account manager. You can also connect with David Weber, our Chief Commercial Officer, if you have any more detailed questions or concerns.

Sales, Support & Service Teams: FAQs

1.	What should customers expect?

•	Until the transaction closes, Thermo Fisher and Affymetrix will continue to operate as two separate companies.

•	It is important to note that upon the transaction’s close, all existing contracts will continue to be honored in accordance with their terms. Your company contact will remain the same and you can expect the same innovative products and quality service that you have come to rely on from Affymetrix.

•	We will continue to provide you with the same levels of innovation and customer service that you’ve come to expect from Affymetrix.

•	Once the transaction is completed, we believe that bringing together our two companies’ highly complementary technologies and solutions will strengthen our ability to help you accelerate innovation and increase productivity.

•	Furthermore, we will be able to leverage Thermo Fisher’s deep relationships, particularly in biopharma, as well as its global scale and infrastructure to help us to significantly expand the commercial and geographic reach of our products.

2.	Will this impact existing orders?

There will be no change in day-to-day operations as a result of today’s announcement. Our customers should expect the same timely delivery and quality service they have always received from Affymetrix.

3.	Will existing contracts continue to be honored? Will future contracts be negotiated in the same manner?

Existing contracts will continue to be honored in accordance with their terms, and between now and the close of the transaction there will be no change in day-to-day operations.

4.	Will the product I buy today be available when the companies come together? How long will Thermo Fisher guarantee it will continue to sell and support current Affymetrix products?

The transaction brings together complementary technologies, and Thermo Fisher sees value in all the Affymetrix product lines. Just as Affymetrix has evolved its portfolio over time, some changes can be expected to happen over time as the Thermo Fisher and Affymetrix teams define the new combined product opportunities. There are no plans at this point to discontinue any products.

5.	Does my point of contact at Affymetrix change?

No. Your company contact will remain the same and our customers can expect the same innovative products and quality service that you have come to expect from Affymetrix.

6.	Will the product I buy today be available when the transaction closes? How long will Thermo Fisher guarantee it will continue to sell and support current Affymetrix products?

The transaction brings together complementary technologies, and Thermo Fisher sees value in all the Affymetrix product lines. Just as Affymetrix has evolved its portfolio over time, some changes can be expected to happen over time as the Thermo Fisher and Affymetrix teams define the new combined product opportunities. There are no plans at this point to discontinue any products.

7.	Where do I place my orders?

•	Until the closing of the transaction, we remain two separate companies.

•	Customers will continue to place orders in the same manner they did prior to the announcement.

•	Any changes post acquisition will be communicated to you well before they go into effect.

8.	What do I do if I need technical support or repair service?

•	Until the closing of the transaction, we remain two separate companies.

•	Customers will continue to get support and service in the same manner they did prior to the announcement.

•	Any changes post acquisition will be communicated to you well before they go into effect.

9.	Will the products I buy from Affymetrix still be supported after the acquisition?

Yes. The warranty and support terms will remain the same and will be honored by Thermo Fisher.

10.	Will I be able to combine the contracts I have with Thermo Fisher and Affymetrix? Can I buy Thermo Fisher and Affymetrix products on the same purchase order?

•	For the near future, both entities will continue to do business as they currently do. Ultimately, we will look to make it easier for customers to buy and we will strive to improve how we service our shared customers.

•	However, nothing will change in the immediate future. We will keep you informed if and when any changes do occur.

11.	Who do I contact to get information about Thermo Fisher products and services?

Please contact your existing Thermo Fisher sales representative. If you do not have a contact there already, your Affymetrix contact can arrange to have someone contact you promptly.

Additional Information

In connection with the proposed merger, Affymetrix will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Affymetrix’s website at investor.Affymetrix.com or by contacting Affymetrix’s investor relations department via e-mail at investor@affymetrix.com.

Participants in the Solicitation

Affymetrix and its directors, executive officers and other members of its management and employees as well as Thermo Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Affymetrix’s stockholders with respect to the merger. Information about Affymetrix’s directors and executive officers and their ownership of Affymetrix’s common stock is set forth in the proxy statement for Affymetrix’s 2015 Annual Meeting of Stockholders and Affymetrix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2015 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Affymetrix’s directors and executive officers in the merger, which may be different than those of Affymetrix’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

Cautionary Statement Regarding Forward Looking Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the proposed Affymetrix transaction may not materialize as expected; the Affymetrix transaction not being timely completed, if completed at all; prior to the completion of the transaction, Affymetrix’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2014 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended September 26, 2015, each of which is on file with the SEC and available in the “Investors” section of Thermo Fisher’s website under the heading “SEC Filings” and in other documents Thermo Fisher files with the SEC, and in Affymetrix’s Annual Report on Form 10-K for the year ended December 31, 2014 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, each of which is on file with the SEC and available in the “Investors” section of Affymetrix’s website, www.Affymetrix.com, under the heading “SEC Filings” and in other documents Affymetrix files with the SEC. While Thermo Fisher or Affymetrix may elect to update forward-looking statements at some point in the future, Thermo Fisher and Affymetrix specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or Affymetrix’s views as of any date subsequent to today.